Exhibit 2.0

                      CERTIFICATE OF OWNERSHIP AND MERGER

Prosperity Partners, Inc. (the "Corporation"), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware DOES HEREBY CERTIFY:

FIRST: That the Corporation is the owner and holder of all of the issued and outstanding common stock of EnviroMat Co., Ltd., a Delaware corporation;

SECOND: That on September 9, 2002, the following resolutions were approved by the Board of Directors of the Corporation pursuant to Sections 253(a) and (b) of the General Corporation Law of the State of Delaware:

"RESOLVED, that EnviroMat Co., Ltd., a Delaware corporation and wholly-owned subsidiary of the Corporation, shall merge with and into the Corporation, with the Corporation being the surviving corporation in such merger, with the
Corporation assuming all of said subsidiary's debts, liabilities and obligations, and with the effective date of said merger being the date of filing of a Certificate of Ownership and Merger with the State of Delaware pursuant to Section 253(a) of the Delaware General Corporation Law;

RESOLVED, that the Certificate of Incorporation of the Corporation be amended by changing the Article thereof numbered "First" so that, as amended, said Article shall be and read as follows:

"FIRST:  The name of the corporation shall be EnviroMat Co., Ltd."

THIRD: That said amendments were duly adopted in accordance with the provisions of Sections 251 and 253 of the General Corporation Law of the State of Delaware.

FOURTH: That the capital of said corporation shall not be reduced under or by reason of the merger described above or the amendment described above.

IN WITNESS WHEREOF, said Prosperity Partners, Inc. has caused this certificate to be signed by Mr. Christopher Chang, an authorized officer, this 9th day of September 2002.



                                              By: /s/ Christopher Chang
                                              ---------------------------------
                                              Name: Christopher Chang
                                              Title: President


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                           UNANIMOUS WRITTEN CONSENT
                         BY THE BOARD OF DIRECTORS OF
                           PROSPERITY PARTNERS, INC.
                             IN LIEU OF A MEETING


       Pursuant to the General Corporation Law of the State of Delaware, as amended, which provides that any action required to be taken at a meeting of the board of directors of a Delaware corporation may be taken without a meeting if a consent in writing setting forth the action so taken shall be signed by all of the directors, the undersigned, being all of the directors of Prosperity Partners, Inc., a Delaware corporation (the "Corporation"), do hereby waive any and all notices that may be required to be given with respect to a meeting of the directors of the Corporation and do hereby take, ratify, affirm, and approve the following actions:

       WHEREAS, the Corporation owns all of the issued and outstanding common stock of EnviroMat Co. Ltd., a Delaware corporation;

       WHEREAS, it is in the best interests of the Corporation to simplify its corporate structure by merging EnviroMat Co. Ltd. with and into the Corporation, and changing the Corporation's name to EnviroMat Co. Ltd.; it is therefore

       RESOLVED, that EnviroMat Co. Ltd., a Delaware corporation and wholly owned subsidiary of the Corporation, shall merge with and into the Corporation, with the Corporation being the surviving corporation in such merger, with the Corporation assuming all of said subsidiary's debts, liabilities and obligations, and with the effective date of said merger being the date of filing of a Certificate of Ownership and Merger with the State of Delaware;

       RESOLVED, that the Certificate of Incorporation of the Corporation be amended by changing the Article thereof numbered "First" so that, as amended, said Article shall be and read as follows:

       "FIRST:  The name of the corporation shall be EnviroMat Co. Ltd."

       RESOLVED, that the appropriate officers of the Corporation be, and they hereby are, authorized and directed to take all such further actions and to execute and deliver all such instruments and documents in the name and on behalf of the Corporation, and under its corporate seal or otherwise, as in their judgment shall be necessary, proper, or advisable in order to fully carry out the intent and to accomplish the purposes of the foregoing resolutions.

       The undersigned, being all of the directors of the Corporation, hereby unanimously consent to, approve, and adopt the foregoing actions as of the 9th of September, 2002, notwithstanding the actual date of the signing.


                                              /s/ Christopher Chang
                                              -------------------------------
                                              Christopher Chang